U.S. SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 30, 2020 (July 24, 2020)

Cuentas Inc.

(Exact name of registrant as specified in its charter)

Florida	333-148987	20-3537265
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation or organization)	File Number)	Identification Number)

200 S. Biscayne Blvd., Suite 5500

Miami, FL

(Address of principal executive offices)

33131

(Zip Code)

(800) 611-3622

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 24, 2020, the Compensation Committee (the “Compensation Committee”) of the Board of Directors of Cuentas Inc. (the “Company”) approved the “Amended and Restated” employment agreements with each of Arik Maimon, the Company’s Chief Executive Officer (“Maimon”), and Michael De Prado, the Company’s President (“De Prado,” and together with Maimon, the “Executives,” each an “Executive”), the “New Employment Agreements”. The New Employment Agreements shall supersede the terms of the Pre-existing Employment Agreements.

Pursuant to the terms of the New Employment Agreements, among other things:

(1)	De Prado will receive the following compensation: (1) (a) a base salary of $265,000 per annum; (b) a Funding Bonus equal to 0.5% of the amount of the funding that exceeds the Funding Threshold; (c) a change of control bonus, if applicable; (d) participation in the Company’s employee benefits plan;

(2)	Maimon will receive the following compensation: (a) a base salary of $295,000 per annum (b) a Funding Bonus equal to 0.5% of the amount of the funding that exceeds the Funding Threshold; (c) a change of control bonus, if applicable; (d) participation in the Company’s employee benefits plan;

(3)	For each Executive, the term of the Agreement shall end on the earlier of (i) the date that is four (4) months following the Effective Date or (ii) the date that the Company appoints a new president or chief operating officer but the Company can extend the Employment Term on a month to month basis with the approval of both Dinar and CIMA until a new president or chief operating officer is appointed. Upon expiration of the Employment Term (other than a termination by the Company for “Cause”), the Executive will entitled to a special board compensation package with annual compensation equal to the Annual Base Salary (pro-rated for any partial year of service), beginning on the Expiration or Termination Date and ending eighteen (18) months later, provided that such payments will cease if the Executive resigns as a member of the Board during such period. The Board Compensation Period may be extended from year to year for an additional 12 months (for up to 36 months in total) if two of three of the then-current chief executive officer of the Company, Dinar and CIMA agree to extend the period for an additional 12 months. The Executive’s right to receive the Special Board Compensation shall be subject to the Board’s determination that he has complied with his obligations under this Agreement. The Executive will remain on the Board until he resigns, is not re-elected or is removed from the Board in accordance with the Company’s practice for removal of directors.

(4)	Pursuant to the terms of the New Employment Agreements, the Executives are entitled to severance in the event of certain terminations of his employment. The Executives are entitled to participate in the Company’s employee benefit, pension and/or profit sharing plans, and the Company will pay certain health and dental premiums on their behalf.

(5)	Each of the Executives are entitled to Travel and expense reimbursement;

(6)	The Executives have agreed to a one year non-competition agreement following the termination of their employment.

The foregoing description of the New Employment Agreements does not purport to be complete and is qualified in its entirety by reference to the complete New Employment Agreements. A copy of De Prado’s New Employment Agreement is attached hereto as Exhibit 10.1 and a copy of Maimon’s New Employment Agreement is attached hereto as Exhibit 10.2 and each is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

  (d) Exhibits.

Exhibit Number	Description
10.1	New Employment Agreement, dated as of July 24, 2020, by and between Cuentas Inc. and Michael De Prado
10.2	New Employment Agreement, dated as of July 24, 2020, by and between Cuentas Inc. and Arik Maimon

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CUENTAS INC.

Date: July 30, 2020	By:	/s/ Arik Maimon
Arik Maimon
Chief Executive Officer

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